Exhibit 99.1

FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147
October 19, 2010
HNR Finance B.V.
Prins Bernhardplein 200
P.O. Box 990
1000 AZ Amsterdam, Netherlands
Attention:	Harvest (US) Holdings, Inc. — Director A Fortis Intertrust (Netherlands) B.V. — Director B
Gentlemen:
     At your request, we have prepared an estimate of the proved, probable and possible reserves, future production, and income attributable to HNR Finance B.v.’s (“HNR Finance”) interest in certain properties located in the Greater Oficina Trend of Eastern Venezuela as of September 30, 2010. These properties have been included in a company called Petrodelta S.A. , in which HNR Finance has a 40 percent interest, and Corporacion Venezolana del Petroleo S.A. (CVP) has 60 percent interest. The properties included in this report are in the EI Saito field (fla Petrodelta field”).
     The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Our third party study, completed on October 19, 2010 and presented herein, was prepared for public disclosure by HNR Finance in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations.
     Based on information provided by HNR Finance, the proved, probable and possible reserves summarized in our report represent approximately 55 percent of the total net proved, 87 percent of the total net probable and 75 percent of the total net possible liquid hydrocarbon reserves and 11 percent of the total net proved, 92 percent of the total net probable and 60 percent of the total net possible gas reserves of HNR Finance as of September 30, 2010.
     The estimated reserves and future net income amounts presented in this report, as of September 30, 2010, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

1100 LOUISIANA, SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8TH STREET, S.W.	CALGARY, ALBERTA T2P 2W2	TEL (403) 262-2799	FAX (403) 262-2790

HNR Finance B.V.
October 19, 2010

SEC PARAMETERS
Estimated Net Reserves and Income Data
Certain Leasehold and Royalty Interests of
HNR Finance in Petrodelta S.A.
As of September 30, 2010

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Net Remaining Reserves
Oil/Condensate — Barrels	220,736	282,157	28,129,907	28,632,800
Gas — MMCF	55	71	7,012	7,138

Income Data $M
Future Gross Revenue	$15,342	$19,611	$1,955,137	$1,990,090
Deductions	3,654	6,349	647,113	657,116

Future Net Income (FNI)	$11,688	$13,262	$1,308,024	$1,332,974

Discounted FNI @ 10%	$10,281	$9,212	$690,448	$709,941

				Total
	Probable		Total	Possible
	Shut-In	Undeveloped	Probable	Undeveloped
Net Remaining Reserves
Oil/Condensate — Barrels	55,482	54,231,042	54,286,524	110,797,926
Gas — MMCF	14	13,549	13,563	27,699

Income Data $M
Future Gross Revenue	$3,856	$3,769,316	$3,773,172	$7,701,010
Deductions	918	1,173,872	1,174,790	2,342,203

Future Net Income (FNI)	$2,938	$2,595,444	$2,598,382	$5,358,807

Discounted FNI @ 10%	$2,122	$1,107,629	$1,109,751	$1,932,165
     Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located. Where applicable, one barrel of oil is considered equivalent to 6,000 cubic feet of natural gas. In this report, the revenues, deductions, and income data are expressed as thousands of U.S. dollars (M$).
     The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package PHDWin Petroleum Economic Evaluation Software (version 2.8 Build 9), a copyrighted program of TRC Consultants L.C. The program was used at the request of HNR Finance. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material
     The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells, ad valorem taxes, recompletion costs, development costs, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal or foreign income taxes and general administrative overhead, and has not been

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October 19, 2010

adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.
     Liquid hydrocarbon reserves account for approximately 99 percent of the total future gross revenue from proved reserves and gas reserves account for the remaining one percent of total future gross revenue from proved reserves. Liquid hydrocarbon reserves account for approximately 99 percent of the total future gross revenue from probable reserves and gas reserves account for the remaining one percent of total future gross revenue from probable reserves. Liquid hydrocarbon reserve, account for approximately 99 percent of the total future gross revenue from possible reserves and gas reserves account for the remaining one percent of total future gross revenue from possible reserves.
     The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded annually. Future net income was discounted at four other discount rates which were also compounded annually. These resul~s are shown in summary form as follows.
Discounted Future Net Income-M$
As of September 30, 2010

	Total	Total	Total
Discount Rate Percent	Proved	Probable	Possible

5	$954,635	$1,661,811	$3,145,893
8	$796,016	$1,298,070	$2,336,300
12	$636,258	$954,379	$1,608,098
15	$544,317	$769,038	$1,234,715
     The results shown above are presented for your information and should not be construed as our estimate of fair market value.
Reserves Included in This Report
     The proved, probable and possible reserves included herein conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210A-10(a). An abridged version of the SEC reserves definitions from 210A-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.
     The various reserve status categories are defined under the attachment entitled “Petroleum Reserves Definitions” in this report. The proved, probable and possible developed non-producing reserves included herein consist of the shut-in and behind pipe categories.
     No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The proved, probable and possible gas volumes included herein do not attribute gas consumed in operations as reserves.
     Reserves are those estimated remaining quantities of petroleum that are anticipated to be economically producible, as of a given date, from known accumulations under defined conditions. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves,

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October 19, 2010

and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At HNR Finance’s request, this report addresses the proved, probable and possible reserves attributable to the properties evaluated herein.
     Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward. If deterministic methods are used, the SEC has defined reasonable certainty for proved reserves as a “high degree of confidence that the quantities will be recovered.” Probable reserves are “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” Possible reserves are “those additional reserves which are less certain to be recovered than probable reserves” and thus the probability of achieving or exceeding the proved plus probable plus possible reserves is low. The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories. Furthermore, the reserves and income quantities attributable to the different reserve categories that are included herein have not been adjusted to reflect these varying degrees of risk associated with them and thus are not comparable.
     Reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved, probable and possible reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved, probable and possible reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.
     The reserves reported herein are limited to the period prior to expiration of current contracts providing the legal rights to produce, or a revenue interest in such production, unless evidence indicates that contract renewal is reasonably certain. Furthermore, properties in the different countries may be subjected to significantly varying contractual fiscal terms that affect the net revenue to HNR Finance for the production of these volumes. The prices and economic return received for these net volumes can vary significantly based on the terms of these contracts. Therefore, when applicable, Ryder Scott reviewed the fiscal terms of such contracts and discussed with HNR Finance the net economic benefit attributed to such operations for the determination of the net hydrocarbon volumes and income thereof. Ryder Scott has not conducted an exhaustive audit or verification of such contractual information. Neither our review of such contractual information nor our acceptance of HNR Finance’s representations regarding such contractual information should be construed as a legal opinion on this matter.
     Ryder Scott did not evaluate the country and geopolitical risks in the countries where HNR Finance operates or has interests. HNR Finance’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons including the granting, extension or termination of production sharing contracts, the fiscal terms of various production sharing contracts, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax, and foreign

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October 19, 2010

trade and investment and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved, probable and possible reserves actually recovered and amounts of proved, probable and possible income actually received to differ significantly from the estimated quantities.
     The estimates of reserves presented herein were based upon a detailed study of the properties in which HNR Finance owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.
Estimates of Reserves
     The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.
     In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.
     Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

HNR Finance B.V.
October 19, 2010

     The proved, probable and possible reserves for the properties included herein were estimated by performance methods, the volumetric method, analogy, or a combination of methods. All of the proved producing reserves attributable to producing wells and/or reservoirs were estimated by a combination of performance and volumetric methods. These performance methods include, but may not be limited to, decline curve analysis, material balance and/or reservoir simulation which utilized extrapolations of historical production and pressure data available through September, 2010 in those cases where such data were considered to be definitive. The data utilized in this analysis were supplied to Ryder Scott by HNR Finance or obtained from public data sources and were considered sufficient for the purpose thereof.
     All (100 percent) of the proved, probable and possible non-producing and undeveloped reserves included herein were estimated by a combination of the volumetric and analogy methods. The volumetric analysis utilized pertinent well and seismic data supplied to Ryder Scott by HNR Finance or which we have obtained from public data sources that were available through September, 2010. The data utilized from the analogues as well as well and seismic data incorporated into our volumetric analysis were considered sufficient for the purpose thereof.
     To estimate economically recoverable proved, probable and possible oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved, probable and possible reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.
     HNR Finance has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved, probable and possible production and income, we have relied upon data furnished by HNR Finance with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by HNR Finance. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.
     In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved, probable and possible reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.” In our opinion, the proved, probable and possible reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

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October 19, 2010

Future Production Rates
     For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.
     Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by HNR Finance. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.
     The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.
Hydrocarbon Prices
     The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations, exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.
     HNR Finance furnished us with the above mentioned average prices in effect on September 30, 2010. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used for the geographic area included in the report. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.
     The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by HNR Finance.
     In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the “average realized prices.” The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the

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October 19,2010

total net reserves for the geographic area and presented in accordance with SEC disclosure requirements for each of the geographic areas included in the report.

			Average	Average
		Price	Benchmark	Realized Prices
Geographic Area	Product	Reference	Prices	(All Categories)
Venezuela	Oil	WTI Cushing	$77.34 / BBL	$69.12 / BBL
	Gas	Defined Contract	NA	$1.54 / MCF
     The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.
Costs
     Operating costs for the leases and wells in this report are based on the operating expense reports of HNR Finance and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs for non-operated properties include the COPAS overhead costs that are allocated directly to the leases and wells under terms of operating agreements. The operating costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the operating cost data used by HNR Finance. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.
     Development costs were furnished to us by HNR Finance and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage were significant. The estimates of the net abandonment costs furnished by HNR Finance were accepted without independent verification.
     The proved, probable and possible non-producing and undeveloped reserves in this report have been incorporated herein in accordance with HNR Finance’s plans to develop these reserves as of September 30, 2010. The implementation of HNR Finance’s development plans as presented to us and incorporated herein is subject to the approval process adopted by HNR Finance’s management. As the result of our inquires during the course of preparing this report, HNR Finance has informed us that the development activities included herein have been subjected to and received the internal approvals required by HNR Finance’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to HNR Finance. Additionally, HNR Finance has informed us that they are not aware of any legal, regulatory, political or economic obstacles that would significantly alter their plans.
     Accounting for past bookings, 49 of Harvest’s 147-well proved undeveloped portfolio at EI Saito may not be drilled until after the fifth year since initial booking, but still within 5 years of September 30, 2010. Under the current drilling schedule, 39 of these locations are planned for the sixth year and 10 locations are planned for the seventh year. These locations represent approximately 26 percent of the

HNR Finance B.V.
October 19, 2010

proved reserves. Under the new SEC regulations, undeveloped reserves should be developed within 5 years of the initial booking unless special circumstances exist.
     Ryder Scott has discussed these reserves with Harvest and Harvest believes that, in accordance with guidance provided by the SEC, special circumstances do exist with respect to these reserves and warrant classification of these reserves as proved undeveloped reserves. Specifically, Harvest has stated that the rate of development at EI Saito is controlled by PDVSA and that given the significant scale of the development, some proved undeveloped reserves will ultimately take longer than five years to develop. Ryder Scott has included these reserves in this report at Harvest’s request but notes that the SEC may take exception to these special circumstances.
     Current costs used by HNR Finance were held constant throughout the life of the properties.
Standards of Independence and Professional Qualification
     Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.
     Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.
     Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.
     We are independent petroleum engineers with respect to HNR Finance Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.
     The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.
Terms of Usage

HNR Finance B.V.
October 19, 2010

     The results of our third party study, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by HNR Finance
     HNR Finance makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act. Furthermore, HNR Finance has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and Forms S-3 (No. 333-162858) of HNR Finance of the references to our name as well as to the references to our third party report for HNR Finance, which appears in the September 30, 2010 annual report on Form 10-K of HNR Finance. Our written consent for such use is included as a separate exhibit to the filings made with the SEC by HNR Finance.
     We have provided HNR Finance with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by HNR Finance and the original signed report letter, the original signed report letter shall control and supersede the digital version.
     The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours, RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580
/s/ Scott J. Wilson
Scott J. Wilson, P.E., MBA
Senior Vice President

Professional Qualifications of Primary Technical Person
The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Scott James Wilson was the primary technical person responsible for the estimate of the reserves, future production, and income presented herein.
Mr. Wilson, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2000, is a Senior Vice President responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Wilson served in a n umber of engineering positions with Atlantic Richfield Company. For more information regarding Mr. Wilson’s geographic and job specific experience, please refer to the Ryder Scott Company website at http://www.ryderscott.com/Experience/Employees.php.
Mr. Wilson earned a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines in 1983 and an MBA in Finance from the University of Colorado in 1985, graduating from both with High Honors. He is a registered Professional Engineer by exam in the States of Alaska, Colorado, and Wyoming. He is also an active member of the Society of Petroleum Engineers; serving as co-Chairman of the SPE Reserves and Economics Technology Interest Group, and Gas Technology Editor for SPE’s Journal of Petroleum Technology. He is a member and past chairman of the Denver section of the Society of Petroleum Evaluation Engineers. Mr. Wilson has published several technical papers and holds two US patents.
In addition to gaining experience and competency through prior work experience, the Wyoming Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Wilson fulfills. As part of his 2009 continuing education hours, Mr. Wilson attended an internally presented sixteen hours of formalized training as well as a public forum relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Wilson attended an additional seven hours of formalized external training during 2009 covering such topics as the SPEIWPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering and petroleum economics evaluation methods, procedures and software and ethics for consultants.
Based on his educational background, professional training and more than 25 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Wilson has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

PETROLEUM RESERVES DEFINITIONS
As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)
PREAMBLE
     On January 14, 2009, the United States Securities and Exchange Commission (“the Commission”) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC Regulations”. The SEC Regulations take effect with all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10 (a) for the complete definitions, as the following definitions, ‘descriptions and explanations rely wholly or in part on excerpts from the original document (direct passages excerpted from the aforementioned SEC document are denoted in italics herein).
     Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward under defined conditions. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC Regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the Commission. The SEC Regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the Commission unless such information is required to be disclosed in the document by foreign or state law as noted in §229.102 (5).
     Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change.
     Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PETROLEUM RESERVES DEFINITIONS

RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (26) defines reserves as follows:
Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.
Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).
PROVED RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (22) defines proved oil and gas reserves as follows:
Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.
(i) The area of the reservoir considered as proved includes:
(A) The area identified by drilling and limited by fluid contacts, if any, and
(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.
(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.
(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

PETROLEUM RESERVES DEFINITIONS

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:
(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and
(B) The project has been approved for development by all necessary parties and entities, including governmental entities.
(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.
PROBABLE RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (18) defines probable oil and gas reserves as follows:
Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.
(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.
(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.
(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.
(iv) See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.
POSSIBLE RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (17) defines possible oil and gas reserves as follows:

PETROLEUM RESERVES DEFINITIONS

Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.
(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.
(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.
(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.
(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.
(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.
(vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.
[Remainder of this page is left blank intentionally]

RESERVES STATUS DEFINITIONS AND GUIDELINES
As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)
and
PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)
Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE),
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)
     Reserves status categories define the development and producing status of wells and reservoirs.
DEVELOPED RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (6) defines developed oil and gas reserves as follows:
Developed oil and gas reserves are reserves of any category that can be expected to be recovered:
(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and
(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.
Developed Producing (SPE-PRMS Definitions)
     While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.
     Developed Producing Reserves
Developed Producing Reserves are expected to be recovered from completion intervals that are . open and producing at the time of the estimate.
Improved recovery reserves are considered producing only after the improved recovery project is in operation.
     Developed Non-Producing
Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

RESERVES STATUS DEFINITIONS AND GUIDELINES

     Shut-In
Shut-in Reserves are expected to be recovered from:
(1) completion intervals which are open at the time of the estimate but which have not yet started producing;
(2) wells which were shut-in for market conditions or pipeline connections; or
(3) wells not capable of production for mechanical reasons.
     Behind-Pipe
Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production.
In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.
UNDEVELOPED RESERVES (SEC DEFINITIONS)
     Securities and Exchange Commission Regulation S-X §229.4-10(a) (31) defines undeveloped oil and gas reserves as follows:
Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.
(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.
(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.
(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 1

FIELD SUMMARY EL SALTO	TOTAL PROVED ALL CATEGORIES

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	954,635
FINAL								8.00%	796,016
REMARKS								10.00%	709,940
								12.00%	636,258
								15.00%	544,317

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	7	180,875	0	45	48,236	0	12	69.12	0.00	1.54
2011	12	1,138,340	0	262	303,572	0	70	69.12	0.00	1.54
2012	37	5,716,780	0	1,415	1,524,551	0	377	69.12	0.00	1.54
2013	76	9,803,837	0	2,442	2,614,487	0	651	69.12	0.00	1.54
2014	114	13,209,219	0	3,295	3,522,634	0	879	69.12	0.00	1.54
2015	151	16,235,991	0	4,054	4,329,814	0	1,081	69.12	0.00	1.54
2016	151	13,648,054	0	3,408	3,639,663	0	909	69.12	0.00	1.54
2017	150	10,381,468	0	2,592	2,768,530	0	691	69.12	0.00	1.54
2018	150	8,128,574	0	2,029	2,167,728	0	541	69.12	0.00	1.54
2019	150	6,468,955	0	1,615	1,725,141	0	431	69.12	0.00	1.54
2020	150	5,219,160	0	1,303	1,391,846	0	347	69.12	0.00	1.54
2021	150	4,220,561	0	1,054	1,125,539	0	281	69.12	0.00	1.54
2022	149	3,435,096	0	857	916,071	0	229	69.12	0.00	1.54
2023	146	2,807,006	0	701	748,572	0	187	69.12	0.00	1.54
2024	146	2,305,715	0	575	614,888	0	153	69.12	0.00	1.54

Sub-Total		102,899,630	0	25,648	27,441,273	0	6,840	69.12	0.00	1.54
Remainder		4,468,001	0	1,115	1,191,526	0	297	69.12	0.00	1.54
Total Future		107,367,631	0	26,763	28,632,800	0	7,137	69.12	0.00	1.54

Cumulative		903,077	0	39
Ultimate		108,270,708	0	26,803

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	3,334	0	19	0	3,353	0	0	0	3,353
2011	20,983	0	108	0	21,091	0	0	0	21,091
2012	105,377	0	581	0	105,958	0	0	0	105,958
2013	180,713	0	1,003	0	181,716	0	0	0	181,716
2014	243,484	0	1,353	0	244,838	0	0	0	244,838
2015	299,277	0	1,665	0	300,942	0	0	0	300,942
2016	251,574	0	1,400	0	252,973	0	0	0	252,973
2017	191,361	0	1,065	0	192,425	0	0	0	192,425
2018	149,833	0	833	0	150,667	0	0	0	150,667
2019	119,242	0	663	0	119,905	0	0	0	119,905
2020	96,204	0	535	0	96,739	0	0	0	96,739
2021	77,797	0	433	0	78,230	0	0	0	78,230
2022	63,319	0	352	0	63,671	0	0	0	63,671
2023	51,741	0	288	0	52,029	0	0	0	52,029
2024	42,501	0	236	0	42,737	0	0	0	42,737

Sub-Total	1,896,741	0	10,533	0	1,907,274	0	0	0	1,907,274
Remainder	82,358	0	458	0	82,816	0	0	0	82,816
Total Future	1,979,099	0	10,991	0	1,990,090	0	0	0	1,990,090

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	745	52	1,520	0	2,317	1,036	1,036	1,007
2011	4,696	328	19,680	0	24,704	-3,613	-2,577	-3,598
2012	23,587	1,647	47,960	0	73,194	32,764	30,187	26,923
2013	40,450	2,825	45,380	0	88,655	93,061	123,247	71,199
2014	54,501	3,807	38,520	0	96,828	148,010	271,258	102,948
2015	66,989	4,679	30,120	0	101,789	199,153	470,411	126,578
2016	56,312	3,933	0	0	60,245	192,728	663,139	111,646
2017	42,834	2,992	0	0	45,826	146,600	809,739	77,179
2018	33,538	2,343	0	0	35,881	114,786	924,524	54,932
2019	26,691	1,864	0	0	28,555	91,350	1,015,874	39,740
2020	21,534	1,504	0	0	23,038	73,701	1,089,575	29,144
2021	17,414	1,216	0	0	18,630	59,600	1,149,175	21,423
2022	14,173	990	0	0	15,163	48,508	1,197,683	15,852
2023	11,582	809	0	0	12,391	39,638	1,237,321	11,776
2024	9,513	664	0	0	10,178	32,560	1,269,881	8,793

Sub-Total	424,559	29,654	183,180	0	637,393	1,269,881		695,542
Remainder	18,435	1,288	0	0	19,723	63,094	1,332,975	14,399
Total Future	442,994	30,942	183,180	0	657,116	1,332,975		709,940
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 2

FIELD SUMMARY EL SALTO	PROVED PRODUCING

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	10,906
FINAL								8.00%	10,516
REMARKS								10.00%	10,281
								12.00%	10,064
								15.00%	9,767

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond .	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	2	180,523	0	45	48,142	0	12	69.12	0.00	1.54
2011	2	352,790	0	88	94,082	0	24	69.12	0.00	1.54
2012	2	132,320	0	33	35,287	0	9	69.12	0.00	1.54
2013	2	60,328	0	15	16,088	0	4	69.12	0.00	1.54
2014	1	32,332	0	8	8,622	0	2	69.12	0.00	1.54
2015	1	18,394	0	5	4,905	0	1	69.12	0.00	1.54
2016	1	13,457	0	3	3,589	0	1	69.12	0.00	1.54
2017	1	10,224	0	3	2,726	0	1	69.12	0.00	1.54
2018	1	8,050	0	2	2,147	0	1	69.12	0.00	1.54
2019	1	6,503	0	2	1,734	0	0	69.12	0.00	1.54
2020	1	5,376	0	1	1,434	0	0	69.12	0.00	1.54
2021	1	4,488	0	1	1,197	0	0	69.12	0.00	1.54
2022	0	2,933	0	1	782	0	0	69.12	0.00	1.54

Sub-Total		827,717	0	207	220,736	0	55	69.12	0.00	1.54
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		827,717	0	207	220,736	0	55	69.12	0.00	1.54

Cumulative		892,857	0	39
Ultimate		1,720,574	0	246

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	3,328	0	19	0	3,346	0	0	0	3,346
2011	6,503	0	36	0	6,539	0	0	0	6,539
2012	2,439	0	14	0	2,453	0	0	0	2,453
2013	1,112	0	6	0	1,118	0	0	0	1,118
2014	596	0	3	0	599	0	0	0	599
2015	339	0	2	0	341	0	0	0	341
2016	248	0	1	0	249	0	0	0	249
2017	188	0	1	0	189	0	0	0	189
2018	148	0	1	0	149	0	0	0	149
2019	120	0	1	0	121	0	0	0	121
2020	99	0	1	0	100	0	0	0	100
2021	83	0	0	0	83	0	0	0	83
2022	54	0	0	0	54	0	0	0	54

Sub-Total	15,257	0	85	0	15,342	0	0	0	15,342
Remainder	0	0	0	0	0	0	0	0	0
Total Future	15,257	0	85	0	15,342	0	0	0	15,342

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	745	52	0	0	797	2,549	2,549	2,520
2011	1,456	102	0	0	1,557	4,982	7,531	4,677
2012	546	38	0	0	584	1,869	9,400	1,592
2013	249	17	0	0	266	852	10,252	659
2014	133	9	0	0	143	457	10,708	321
2015	76	5	0	0	81	260	10,968	166
2016	56	4	0	0	59	190	11,158	110
2017	42	3	0	0	45	144	11,302	76
2018	33	2	0	0	36	114	11,416	54
2019	27	2	0	0	29	92	11,508	40
2020	22	2	0	0	24	76	11,584	30
2021	19	1	0	0	20	63	11,647	23
2022	12	1	0	0	13	41	11,689	14

Sub-Total	3,415	239	0	0	3,654	11,689		10,281
Remainder	0	0	0	0	0	0	11,689	0
Total Future	3,415	239	0	0	3,654	11,689		10,281
Life of summary is: 12.02 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 3

FIELD SUMMARY	PROVED
EL SALTO	SHUT-IN

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	10,871
FINAL								8.00%	9,809
REMARKS								10.00%	9,212
								12.00%	8,684
								15.00%	7,999

		ESTIMATED 8/8 THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	2	352	0	0	94	0	0	69.12	0.00	0.00
2011	2	299,780	0	75	79,945	0	20	69.12	0.00	1.54
2012	2	186,598	0	47	49,762	0	12	69.12	0.00	1.54
2013	2	126,753	0	32	33,802	0	8	69.12	0.00	1.54
2014	2	91,936	0	23	24,517	0	6	69.12	0.00	1.54
2015	2	69,732	0	17	18,596	0	5	69.12	0.00	1.54
2016	2	54,839	0	14	14,625	0	4	69.12	0.00	1.54
2017	2	44,039	0	11	11,744	0	3	69.12	0.00	1.54
2018	2	36,234	0	9	9,663	0	2	69.12	0.00	1.54
2019	2	30,297	0	8	8,080	0	2	69.12	0.00	1.54
2020	2	25,516	0	6	6,805	0	2	69.12	0.00	1.54
2021	2	21,372	0	5	5,700	0	1	69.12	0.00	1.54
2022	2	17,955	0	4	4,788	0	1	69.12	0.00	1.54
2023	2	15,084	0	4	4,023	0	1	69.12	0.00	1.54
2024	2	12,704	0	3	3,388	0	1	69.12	0.00	1.54

Sub-Total		1,033,191	0	258	275,531	0	69	69.12	0.00	1.54
Remainder		24,845	0	6	6,626	0	2	69.12	0.00	1.54
Total Future		1,058,035	0	264	282,157	0	71	69.12	0.00	1.54

Cumulative		10,220	0	0
Ultimate		1,068,255	0	264

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES -
2010	6	0	0	0	6	0	0	0	6
2011	5,526	0	31	0	5,557	0	0	0	5,557
2012	3,440	0	19	0	3,459	0	0	0	3,459
2013	2,336	0	13	0	2,349	0	0	0	2,349
2014	1,695	0	9	0	1,704	0	0	0	1,704
2015	1,285	0	7	0	1,293	0	0	0	1,293
2016	1,011	0	6	0	1,016	0	0	0	1,016
2017	812	0	5	0	816	0	0	0	816
2018	668	0	4	0	672	0	0	0	672
2019	558	0	3	0	562	0	0	0	562
2020	470	0	3	0	473	0	0	0	473
2021	394	0	2	0	396	0	0	0	396
2022	331	0	2	0	333	0	0	0	333
2023	278	0	2	0	280	0	0	0	280
2024	234	0	1	0	235	0	0	0	235

Sub-Total	19,045	0	106	0	19,151	0	0	0	19,151
Remainder	458	0	3	0	461	0	0	0	461
Total Future	19,503	0	109	0	19,611	0	0	0	19,611

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	0	0	0	0	0	6	6	6
2011	1,237	86	1,680	0	3,003	2,553	2,560	2,318
2012	770	54	0	0	824	2,635	5,195	2,237
2013	523	37	0	0	560	1,790	6,985	1,381
2014	379	26	0	0	406	1,298	8,283	910
2015	288	20	0	0	308	985	9,268	627
2016	226	16	0	0	242	774	10,042	448
2017	182	13	0	0	194	622	10,664	327
2018	149	10	0	0	160	512	11,176	245
2019	125	9	0	0	134	428	11,604	186
2020	105	7	0	0	113	360	11,964	142
2021	88	6	0	0	94	302	12,266	108
2022	74	5	0	0	79	254	12,519	83
2023	62	4	0	0	67	213	12,732	63
2024	52	4	0	0	56	179	12,912	48

Sub-Total	4,261	298	1,680	0	6,239	12,912		9,131
Remainder	103	7	0	0	110	351	13,262	80
Total Future	4,364	305	1,680	0	6,349	13,262		9,212
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 4

FIELD SUMMARY	PROVED
EL SALTO	UNDEVELOPED

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	932,858
FINAL								8.00%	775,691
REMARKS								10.00%	690,448
								12.00%	617,510
								15.00%	526,551

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	3	0	0	0	0	0	0	0.00	0.00	0.00
2011	8	485,770	0	99	129,545	0	26	69.12	0.00	1.54
2012	33	5,397,862	0	1,336	1,439,502	0	356	69.12	0.00	1.54
2013	72	9,616,756	0	2,395	2,564,597	0	639	69.12	0.00	1.54
2014	111	13,084,951	0	3,264	3,489,495	0	871	69.12	0.00	1.54
2015	148	16,147,865	0	4,032	4,306,313	0	1,075	69.12	0.00	1.54
2016	148	13,579,757	0	3,391	3,621,450	0	904	69.12	0.00	1.54
2017	147	10,327,206	0	2,579	2,754,059	0	688	69.12	0.00	1.54
2018	147	8,084,291	0	2,018	2,155,919	0	538	69.12	0.00	1.54
2019	147	6,432,154	0	1,606	1,715,327	0	428	69.12	0.00	1.54
2020	147	5,188,268	0	1,295	1,383,607	0	345	69.12	0.00	1.54
2021	147	4,194,700	0	1,047	1,118,643	0	279	69.12	0.00	1.54
2022	147	3,414,208	0	852	910,501	0	227	69.12	0.00	1.54
2023	144	2,791,922	0	697	744,550	0	.186	69.12	0.00	1.54
2024	144	2,293,011	0	572	611,500	0	153	69.12	0.00	1.54

Sub-Total		101,038,723	0	25,183	26,945,007	0	6,716	69.12	0.00	1.54
Remainder		4,443,156	0	1,109	1,184,901	0	296	69.12	0.00	1.54
Total Future		105,481,879	0	26,292	28,129,907	0	7,012	69.12	0.00	1.54

Cumulative		0	0	0
Ultimate		105,481,879	0	26,292

COMPANY FUTURE GROSS REVENUE (FGR) — $M						PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	0	0	0	0	0	0	0	0	0
2011	8,954	0	41	0	8,995	0	0	0	8,995
2012	99,498	0	549	0	100,047	0	0	0	100,047
2013	177,265	0	984	0	178,248	0	0	0	178,248
2014	241,194	0	1,341	0	242,535	0	0	0	242,535
2015	297,652	0	1,656	0	299,308	0	0	0	299,308
2016	250,315	0	1,393	0	251,707	0	0	0	251,707
2017	190,361	0	1,059	0	191,420	0	0	0	191,420
2018	149,017	0	829	0	149,846	0	0	0	149,846
2019	118,563	0	659	0	119,223	0	0	0	119,223
2020	95,635	0	532	0	96,167	0	0	0	96,167
2021	77,321	0	430	0	77,751	0	0	0	77,751
2022	62,934	0	350	0	63,284	0	0	0	63,284
2023	51,463	0	286	0	51,749	0	0	0	51,749
2024	42,267	0	235	0	42,502	0	0	0	42,502

Sub-Total	1,862,439	0	10,342	0	1,872,781	0	0	0	1,872,781
Remainder	81,900	0	455	0	82,356	0	0	0	82,356
Total Future	1,944,339	0	10,798	0	1,955,137	0	0	0	1,955,137

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	0	0	1,520	0	1,520	-1,520	-1,520	-1,520
2011	2,003	140	18,000	0	20,143	-11,148	-12,668	-10,593
2012	22,271	1,556	47,960	0	71,787	28,260	15,592	23,094
2013	39,678	2,771	45,380	0	87,829	90,419	106,011	69,160
2014	53,988	3,771	38,520	0	96,279	146,255	252,266	101,717
2015	66,626	4,654	30,120	0	101,400	197,909	450,175	125,785
2016	56,030	3,914	0	0	59,943	191,764	641,939	111,088
2017	42,610	2,976	0	0	45,586	145,833	787,772	76,776
2018	33,356	2,330	0	0	35,685	114,161	901,933	54,632
2019	26,539	1,854	0	0	28,393	90,830	992,763	39,514
2020	21,407	1,495	0	0	22,902	73,265	1,066,028	28,971
2021	17,307	1,209	0	0	18,516	59,234	1,125,262	21,291
2022	14,087	984	0	0	15,071	48,213	1,173,475	15,755
2023	11,519	805	0	0	12,324	39,425	1,212,901	11,713
2024	9,461	661	0	0	10,122	32,380	1,245,281	8,745

Sub-Total	416,883	29,118	181,500	0	627,500	1,245,281		676,129
Remainder	18,332	1,280	0	0	19,613	62,743	1,308,024	14,318
Total Future	435,215	30,398	181,500	0	647,113	1,308,024		690,448
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 5

FIELD SUMMARY EL SALTO	TOTAL PROBABLE ALL CATEGORIES

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	1,661,811
FINAL								8.00%	1,298,070
REMARKS								10.00%	1,109,751
								12.00%	954,379
								15.00%	769,038

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	4	0	0	0	0	0	0	0.00	0.00	0.00
2011	4	228,468	0	48	60,928	0	13	69.12	0.00	1.54
2012	4	963,653	0	235	256,987	0	63	69.12	0.00	1.54
2013	4	1,599,503	0	396	426,555	0	106	69.12	0.00	1.54
2014	16	7,034,419	0	1,756	1,875,939	0	468	69.12	0.00	1.54
2015	52	14,325,298	0	3,579	3,820,270	0	955	69.12	0.00	1.54
2016	95	19,586,236	0	4,895	5,223,257	0	1,305	69.12	0.00	1.54
2017	136	22,821,839	0	5,704	6,086,128	0	1,521	69.12	0.00	1.54
2018	175	23,614,920	0	5,903	6,297,627	0	1,574	69.12	0.00	1.54
2019	214	22,661,244	0	5,664	6,043,300	0	1,511	69.12	0.00	1.54
2020	247	20,217,431	0	5,054	5,391,585	0	1,348	69.12	0.00	1.54
2021	277	17,281,966	0	4,320	4,608,755	0	1,152	69.12	0.00	1.54
2022	277	14,329,664	0	3,582	3,821,435	0	955	69.12	0.00	1.54
2023	280	11,541,954	0	2,885	3,078,008	0	769	69.12	0.00	1.54
2024	280	9,369,839	0	2,342	2,498,749	0	625	69.12	0.00	1.54

Sub-Total		185,576,433	0	46,364	49,489,523	0	12,364	69.12	0.00	1.54
Remainder		17,987,856	0	4,496	4,797,001	0	1,199	69.12	0.00	1.54
Total Future		203,564,289	0	50,860	54,286,524	0	13,563	69.12	0.00	1.54

Cumulative		0	0	0
Ultimate		203,564,289	0	50,860

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	0	0	0	0	0	0	0	0	0
2011	4,211	0	20	0	4,231	0	0	0	4,231
2012	17,763	0	97	0	17,860	0	0	0	17,860
2013	29,484	0	163	0	29,646	0	0	0	29,646
2014	129,665	0	721	0	130,386	0	0	0	130,386
2015	264,057	0	1,470	0	265,527	0	0	0	265,527
2016	361,032	0	2,010	0	363,042	0	0	0	363,042
2017	420,673	0	2,343	0	423,016	0	0	0	423,016
2018	435,292	0	2,424	0	437,716	0	0	0	437,716
2019	417,713	0	2,326	0	420,039	0	0	0	420,039
2020	372,666	0	2,075	0	374,742	0	0	0	374,742
2021	318,557	0	1,774	0	320,331	0	0	0	320,331
2022	264,138	0	1,471	0	265,609	0	0	0	265,609
2023	212,752	0	1,185	0	213,937	0	0	0	213,937
2024	172,714	0	962	0	173,675	0	0	0	173,675

Sub-Total	3,420,716	0	19,041	0	3,439,757	0	0	0	3,439,757
Remainder	331,569	0	1,847	0	333,415	0	0	0	333,415
Total Future	3,752,285	0	20,888	0	3,773,172	0	0	0	3,773,172

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	0	0	0	0	0	0	0	0
2011	942	66	0	0	1,008	3,223	3,223	2,981
2012	3,976	278	0	0	4,253	13,606	16,829	11,444
2013	6,599	461	24,000	0	31,060	-1,414	15,415	-1,256
2014	29,024	2,027	36,000	0	67,051	63,335	78,750	43,549
2015	59,106	4,128	53,540	0	116,775	148,753	227,503	93,876
2016	80,813	5,645	28,480	0	114,937	248,105	475,607	143,108
2017	94,163	6,577	32,720	0	133,460	289,556	765,163	152,003
2018	97,435	6,806	30,160	0	134,401	303,315	1,068,478	144,861
2019	93,500	6,531	29,480	0	129,511	290,528	1,359,007	126,238
2020	83,417	5,826	22,240	0	111,484	263,258	1,622,265	104,034
2021	71,305	4,981	19,600	0	95,886	224,445	1,846,710	80,636
2022	59,124	4,130	0	0	63,254	202,355	2,049,065	66,134
2023	47,622	3,326	0	0	50,948	162,988	2,212,053	48,426
2024	38,660	2,700	0	0	41,360	132,315	2,344,368	35,735

Sub-Total	765,687	53,481	276,220	0	1,095,389	2,344,368		1,051,770
Remainder	74,218	5,184	0	0	79,402	254,013	2,598,382	57,981
Total Future	839,905	58,665	276,220	0	1,174,790	2,598,382		1,109,751
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 6

FIELD SUMMARY EL SALTO	PROBABLE SHUT-IN

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	2,455
FINAL								8.00%	2,242
REMARKS								10.00%	2,122
								12.00%	2,016
								15.00%	1,879

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	of Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	0	0	0	0	0	0	0	0.00	0.00	0.00
2011	0	58,257	0	15	15,536	0	4	69.12	0.00	1.54
2012	0	36,421	0	9	9,713	0	2	69.12	0.00	1.54
2013	0	24,809	0	6	6,616	0	2	69.12	0.00	1.54
2014	0	18,029	0	5	4,808	0	1	69.12	0.00	1.54
2015	0	13,694	0	3	3,652	0	1	69.12	0.00	1.54
2016	0	10,781	0	3	2,875	0	1	69.12	0.00	1.54
2017	0	8,665	0	2	2,311	0	1	69.12	0.00	1.54
2018	0	7,134	0	2	1,902	0	0	69.12	0.00	1.54
2019	0	5,968	0	1	1,591	0	0	69.12	0.00	1.54
2020	0	5,026	0	1	1,340	0	0	69.12	0.00	1.54
2021	0	4,210	0	1	1,123	0	0	69.12	0.00	1.54
2022	0	3,537	0	1	943	0	0	69.12	0.00	1.54
2023	0	2,971	0	1	792	0	0	69.12	0.00	1.54
2024	0	2,502	0	1	667	0	0	69.12	0.00	1.54

Sub-Total		202,002	0	51	53,870	0	13	69.12	0.00	1.54
Remainder		6,046	0	2	1,612	0	0	69.12	0.00	1.54
Total Future		208,048	0	52	55,482	0	14	69.12	0.00	1.54

Cumulative		0	0	0
Ultimate		208,048	0	52

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	0	0	0	0	0	0	0	0	0
2011	1,074	0	6	0	1,080	0	0	0	1,080
2012	671	0	4	0	675	0	0	0	675
2013	457	0	3	0	460	0	0	0	460
2014	332	0	2	0	334	0	0	0	334
2015	252	0	1	0	254	0	0	0	254
2016	199	0	1	0	200	0	0	0	200
2017	160	0	1	0	161	0	0	0	161
2018	132	0	1	0	132	0	0	0	132
2019	110	0	1	0	111	0	0	0	111
2020	93	0	1	0	93	0	0	0	93
2021	78	0	0	0	78	0	0	0	78
2022	65	0	0	0	66	0	0	0	66
2023	55	0	0	0	55	0	0	0	55
2024	46	0	0	0	46	0	0	0	46

Sub-Total	3,723	0	21	0	3,744	0	0	0	3,744
Remainder	111	0	1	0	112	0	0	0	112
Total Future	3,835	0	21	0	3,856	0	0	0	3,856

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	0	0	0	0	0	0	0	0
2011	240	17	0	0	257	823	823	769
2012	150	10	0	0	161	514	1,337	437
2013	102	7	0	0	110	350	1,687	270
2014	74	5	0	0	80	255	1,942	178
2015	57	4	0	0	60	193	2,135	123
2016	44	3	0	0	48	152	2,288	88
2017	36	2	0	0	38	122	2,410	64
2018	29	2	0	0	31	101	2,511	48
2019	25	2	0	0	26	84	2,595	37
2020	21	1	0	0	22	71	2,666	28
2021	17	1	0	0	19	59	2,725	21
2022	15	1	0	0	16	50	2,775	16
2023	12	1	0	0	13	42	2,817	12
2024	10	1	0	0	11	35	2,853	10

Sub-Total	833	58	0	0	892	2,853		2,103
Remainder	25	2	0	0	27	85	2,938	19
Total Future	858	60	0	0	918	2,938		2,122
Life of summary is: 17.07 years.
These data are Part of a Ryder Scott report and are subiect to the conditions in the text of the recort.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 7

FIELD SUMMARY EL SALTO	PROBABLE UNDEVELOPED

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond	Plt Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensale	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL								5.00%	1,659,356
FINAL								8.00%	1,295,829
REMARKS								10.00%	1,107,629
								12.00%	952,363
								15.00%	767,160

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
			Plant			Plant
	Number	Oil/Cond.	Products	Gas	Oil/Cond.	Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	at Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	4	0	0	0	0	0	0	0.00	0.00	0.00
2011	4	170,211	0	34	45,392	0	9	69.12	0.00	1.54
2012	4	927,232	0	226	247,274	0	60	69.12	0.00	1.54
2013	4	1,574,694	0	390	419,939	0	104	69.12	0.00	1.54
2014	16	7,016,390	0	1,751	1,871,131	0	467	69.12	0.00	1.54
2015	52	14,311,604	0	3,576	3,816,619	0	954	69.12	0.00	1.54
2016	95	19,575,455	0	4,892	5,220,382	0	1,305	69.12	0.00	1.54
2017	136	22,813,174	0	5,702	6,083,817	0	1,521	69.12	0.00	1.54
2018	175	23,607,786	0	5,901	6,295,724	0	1,574	69.12	0.00	1.54
2019	214	22,655,276	0	5,663	6,041,709	0	1,510	69.12	0.00	1.54
2020	247	20,212,405	0	5,052	5,390,244	0	1,347	69.12	0.00	1.54
2021	277	17,277,756	0	4,319	4,607,632	0	1,152	69.12	0.00	1.54
2022	277	14,326,128	0	3,581	3,820,492	0	955	69.12	0.00	1.54
2023	280	11,538,983	0	2,884	3,077,216	0	769	69.12	0.00	1.54
2024	280	9,367,337	0	2,341	2,498,081	0	624	69.12	0.00	1.54

Sub-Total		185,374,431	0	46,313	49,435,653	0	12,351	69.12	0.00	1.54
Remainder		17,981,810	0	4,495	4,795,389	0	1,199	69.12	0.00	1.54
Total Future		203,356,240	0	50,808	54,231,042	0	13,549	69.12	0.00	1.54

Cumulatlve		0	0	0
Ultimate		203,356,240	0	50,808

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M
	From	From					Plant		FGR AFTER
	Oil/	Plant	From			Oil/	Prod./		PRODUCTION
Year	Condensate	Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	0	0	0	0	0	0	0	0	0
2011	3,137	0	14	0	3,151	0	0	0	3,151
2012	17,092	0	93	0	17,185	0	0	0	17,185
2013	29,026	0	160	0	29,186	0	0	0	29,186
2014	129,333	0	719	0	130,052	0	0	0	130,052
2015	263,805	0	1,469	0	265,273	0	0	0	265,273
2016	360,833	0	2,009	0	362,842	0	0	0	362,842
2017	420,513	0	2,342	0	422,855	0	0	0	422,855
2018	435,160	0	2,423	0	437,584	0	0	0	437,584
2019	417,603	0	2,326	0	419,929	0	0	0	419,929
2020	372,574	0	2,075	0	374,649	0	0	0	374,649
2021	318,480	0	1,774	0	320,253	0	0	0	320,253
2022	264,072	0	1,471	0	265,543	0	0	0	265,543
2023	212,697	0	1,185	0	213,882	0	0	0	213,882
2024	172,667	0	962	0	173,629	0	0	0	173,629

Sub-Total	3,416,992	0	19,020	0	3,436,013	0	0	0	3,436,013
Remainder	331,457	0	1,846	0	333,303	0	0	0	333,303
Total Future	3,748,450	0	20,866	0	3,769,316	0	0	0	3,769,316

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2000	0	0	0	0	0	0	0	0
2001	702	49	0	0	751	2,400	2,400	2,212
2002	3,826	267	0	0	4,093	13,092	15,492	11,007
2003	6,497	454	24,000	0	30,951	-1,764	13,728	-1,526
2004	28,950	2,022	36,000	0	66,972	63,080	76,808	43,371
2005	59,050	4,124	53,540	0	116,714	148,559	225,367	93,753
2016	80,768	5,641	28,480	0	114,890	247,952	473,320	143,020
2017	94,127	6,575	32,720	0	133,422	289,434	762,753	151,939
2018	97,406	6,804	30,160	0	134,369	303,215	1,065,968	144,813
2019	93,476	6,529	29,480	0	129,485	290,444	1,356,412	126,201
2020	83,396	5,825	22,240	0	111,461	263,187	1,619,599	104,006
2021	71,288	4,979	19,600	0	95,867	224,386	1,843,985	80,615
2022	59,110	4,129	0	0	63,238	202,305	2,046,290	66,117
2023	47,610	3,325	0	0	50,935	162,946	2,209,236	48,414
2024	38,650	2,700	0	0	41,349	132,280	2,341,516	35,726

Sub-Total	764,854	53,423	276,220	0	1,094,497	2,341,516		1,049,667
Remainder	74,193	5,182	0	0	79,375	253,928	2,595,444	57,962
Total Future	839,047	58,605	276,220	0	1,173,872	2,595,444		1,107,629
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

HNR FINANCE BV ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN INTERESTS OF PETRODELTA, S.A. AS OF SEPTEMBER 30, 2010	TABLE 8

FIELD SUMMARY EL SALTO	POSSIBLE UNDEVELOPED

		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense	Oil/	Plant		Oil/Cond.	Plt. Prod.	Gas	FUTURE NET INCOME — $M
	Interest	Condensate	Products	Gas	($/bbl)	($/gal)	($/Mcf)	COMPOUNDED ANNUALLY
INITIAL							5.00%	3,145,893
FINAL							8.00%	2,336,300
REMARKS							10.00%	1,932,165
							12.00%	1,608,098
							15.00%	1,234,715

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION				AVERAGE PRICES
	Number	Oil/Cond.	Plant Products	Gas	Oil/Cond.	Plant Products	Sales Gas	Oil/Cond.	Plt Prod.	Gas
Year	or Wells	(Barrels)	(Mgal)	(MMcf)	(Barrels)	(Mgal)	(MMcf)	($/bbl)	($/gal)	($/Mcf)
2010	8	0	0	0	0	0	0	0.00	0.00	0.00
2011	8	7,151	0	2	1,907	0	0	69.12	0.00	1.54
2012	8	41,308	0	10	11,016	0	3	69.12	0.00	1.54
2013	8	193,783	0	48	51,678	0	13	69.12	0.00	1.54
2014	8	364,330	0	91	97,160	0	24	69.12	0.00	1.54
2015	35	9,059,498	0	2,265	2,415,987	0	604	69.12	0.00	1.54
2016	90	22,444,982	0	5,611	5,985,628	0	1,496	69.12	0.00	1.54
2017	145	31,257,251	0	7,814	8,335,684	0	2,084	69.12	0.00	1.54
2018	217	37,103,155	0	9,276	9,894,669	0	2,474	69.12	0.00	1.54
2019	335	40,846,988	0	10,212	10,893,075	0	2,723	69.12	0.00	1.54
2020	454	43,292,145	0	10,823	11,545,149	0	2,886	69.12	0.00	1.54
2021	564	43,297,368	0	10,824	11,546,542	0	2,887	69.12	0.00	1.54
2022	582	41,270,003	0	10,318	11,005,884	0	2,751	69.12	0.00	1.54
2023	580	39,106,892	0	9,777	10,429,026	0	2,607	69.12	0.00	1.54
2024	580	35,999,117	0	9,000	9,600,245	0	2,400	69.12	0.00	1.54

Sub-Total		344,283,972	0	86,071	91,813,650	0	22,953	69.12	0.00	1.54
Remainder		71,187,479	0	17,797	18,984,277	0	4,746	69.12	0.00	1.54
Total Future		415,471,451	0	103,868	110,797,926	0	27,699	69.12	0.00	1.54

Cumulative		0	0	0
Ultimate		415,471,451	0	103,868

	COMPANY FUTURE GROSS REVENUE (FGR) — $M					PRODUCTION TAXES — $M			FGR AFTER
	From	From	From			Oil/	Plant Prod./		PRODUCTION
Year	Oil/Condensate	Plant Products	Gas	Other	Total	Condensate	Other	Gas	TAXES — $M
2010	0	0	0	0	0	0	0	0	0
2011	132	0	1	0	133	0	0	0	133
2012	761	0	4	0	766	0	0	0	766
2013	3,572	0	20	0	3,592	0	0	0	3,592
2014	6,716	0	37	0	6,753	0	0	0	6,753
2015	166,993	0	930	0	167,923	0	0	0	167,923
2016	413,727	0	2,304	0	416,031	0	0	0	416,031
2017	576,162	0	3,209	0	579,372	0	0	0	579,372
2018	683,920	0	3,809	0	687,729	0	0	0	687,729
2019	752,929	0	4,194	0	757,123	0	0	0	757,123
2020	798,001	0	4,445	0	802,446	0	0	0	802,446
2021	798,097	0	4,445	0	802,542	0	0	0	802,542
2022	760,727	0	4,237	0	764,964	0	0	0	764,964
2023	720,854	0	4,015	0	724,869	0	0	0	724,869
2024	663,569	0	3,696	0	667,265	0	0	0	667,265

Sub-Total	6,346,159	0	35,348	0	6,381,508	0	0	0	6,381,508
Remainder	1,312,193	0	7,309	0	1,319,502	0	0	0	1,319,502
Total Future	7,658,353	0	42,657	0	7,701,010	0	0	0	7,701,010

	DEDUCTIONS — $M					FUTURE NET INCOME BEFORE TAXES — $M
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@10.00%
2010	0	0	0	0	0	0	0	0
2011	30	2	0	0	32	101	101	90
2012	170	12	0	0	182	583	684	487
2013	800	56	0	0	855	2,736	3,421	2,105
2014	1,503	105	16,000	0	17,608	-10,855	-7,434	-7,734
2015	37,379	2,611	110,552	0	150,542	17,381	9,946	9,526
2016	92,608	6,468	39,160	0	138,236	277,795	287,741	159,916
2017	128,967	9,008	49,600	0	187,576	391,796	679,537	205,336
2018	153,088	10,693	54,000	0	217,780	469,949	1,149,486	224,330
2019	168,535	11,772	77,800	0	258,106	499,017	1,648,503	216,326
2020	178,623	12,476	78,240	0	269,340	533,106	2,181,608	210,577
2021	178,645	12,478	70,400	0	261,523	541,020	2,722,628	194,249
2022	170,280	11,894	12,480	0	194,654	570,310	3,292,938	186,297
2023	161,355	11,270	0	0	172,625	552,244	3,845,182	164,013
2024	148,532	10,375	0	0	158,907	508,358	4,353,540	137,219

Sub-Total	1,420,516	99,220	508,232	0	2,027,968	4,353,540		1,702,739
Remainder	293,720	20,516	0	0	314,235	1,005,267	5,358,807	229,426
Total Future	1,714,235	119,735	508,232	0	2,342,203	5,358,807		1,932,165
Life of summary is: 17.07 years.
These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.